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                                                                    EXHIBIT 23.8

  I consent to being named as a nominee for the position of Outside Public Director of UAL in the Proxy Statement concerning the Employee Investment Transaction and to serve as a director if elected.

                                                  /s/ James J. O'Connor
                                          _____________________________________
                                                    James J. O'Connor

Dated: March 30, 1994